Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-89333, 333-70290, 333-44306, 333-70210, 333-85340, 333-90848 (as amended), 333-114104, 333-116279) of Bsquare Corporation on Form S-8 of our report dated June 19, 2009, with respect to the consolidated financial statements of TestQuest, Inc. for the period ended September 30, 2008 appearing in this current Report on Form 8-K/A of Bsquare Corporation.

/s/    Moss Adams LLP

Seattle, Washington

June 19, 2009